Exhibit 99.1

VLOV, INC. PROVIDES 2010 FINANCIAL GUIDANCE

▪	Revenues of $71-$75 million forecasted, which reflects between 10.4% and 16.6% growth over 2009 driven by strong orders at the Company’s Spring 2010 Sales Fair to meet increased consumer demand

▪	Adjusted diluted EPS[1] of $0.68-$0.73 expected, representing between 15.3%-23.7% YOY Growth

XIAMEN, China, July 12, 2010 — VLOV, Inc. (OTC Bulletin Board: VLOV.OB) (“VLOV” or the “Company”), a China-based designer of VLOV brand men’s apparel, today announced financial guidance for the fiscal year ending December 31, 2010.

Sales - 2010 net sales are expected to be in the range of $71 million to $75 million, which when compared to $64.3 million in 2009, represents year-over-year growth of potentially between 10.4% and 16.6%.

Gross Profit – 2010 gross profit is expected to be between $25.9 million and $27.8 million reflecting an anticipated gross margin of 36.5% to 37.0%, against 36.2% in 2009.  Gross margins are expected to continue to benefit from the Company’s productive outsourcing strategy, as well as higher average selling prices.

Operating Income - Income from operations in 2010 is expected to be from $17.7 million to $18.9 million, reflecting an anticipated operating margin of 24.9% to 25.2%.  This compares to $13.6 million and 21.1% in 2009.

Adjusted Net Income - The Company expects full year 2010 adjusted net income (non-GAAP)1 to be in the range of $13.2 million to $14.2 million, which could result in an increase of between 39.9% and 50.5% over adjusted net income of $9.4 million in 20092.  Adjusted earnings per diluted share (non-GAAP)2 are expected to be in the range of $0.68 to $0.73, potentially representing an increase of 15.3%-23.7% compared to adjusted earnings per diluted share of $0.59 in 20093.  In calculating the adjusted net income per share for the full year 2010, the Company estimates a share count of 19,464,678 shares that includes both common and preferred shares outstanding but does not include the Company’s outstanding warrants.  This estimate represents a 16.7% increase over the 15,939,034 shares utilized to calculate 2009 adjusted earnings per share.

The Company’s distributors operate through points of sale, including free-standing stores, shop-in-shops, counters and concessions. As part of the Company’s ongoing efforts to evolve VLOV’s lifestyle brand positioning to reflect a more stylish, chic and upscale image, the Company plans to shift the mix of VLOV locations to be more heavily weighted towards free-standing stores over the next two years.  This will enable the Company to more prominently showcase and effectively market its lines including VLOV Crossover and Richard Wu.

Mr. Qingqing Wu, Chairman and CEO of VLOV, stated, “Our anticipated double-digit growth in sales and adjusted earnings is being driven by strong consumer demand across all of our VLOV product lines, including vo.vo, V9, VLOV Crossover and our higher end Richard Wu line. We are also experiencing growth across all of our product categories, including apparel and higher margin footwear and accessories.  Additionally, our ability to elevate VLOV’s design aesthetic and raise our brand profile – including higher price points — is expected to drive sales increases and gross margin expansion throughout 2010.  We recently held our Spring 2010 Sales Fair for our distributors to showcase our new designs.  The positive response from our distributors to these new designs resulted in strong initial orders for the Fall season and highlights the importance these events play in our annual operating results.”

1 Adjusted net income and adjusted earnings per diluted share are non-GAAP measures that the Company uses as a metric to provide information about its operating trends and are considered important metrics in evaluating its business.  The Company defines adjusted net income and adjusted earnings per diluted share as net income excluding non-cash gains or losses incurred from certain non-recurring items, including the change in fair value of warrant liability and deemed preferred stock dividends.

2 Adjusted net income and adjusted diluted earnings per share are non-GAAP measures that the Company uses as a metric to provide information about its operating trends and are considered important metrics in evaluating its business.  The Company defines adjusted net income and adjusted diluted earnings per share as net income excluding non-cash gains or losses incurred from the change in fair value of the Company's warrant liability and deemed dividends from preferred stock.

3 2009 adjusted net income excludes a $1.0M gain on the change in fair value of a derivative liability. Adjusted diluted EPS excludes the impact of a deemed dividend of $4.0M on Series A Convertible Preferred Stock.

Mr. Wu went on to say, “Another key component of our growth strategy is the continued execution of targeted advertising and marketing programs designed to generate increased brand awareness and create strong demand for VLOV products.  In 2010, we plan to spend 8% to 10% of total sales on advertising and marketing, which is up from 5% of sales in 2009.  Our target demographic – the 15 to 34 year old, middle-upper income male Chinese consumer – is fashion-forward, brand-conscious and has significant disposable income to allocate to his wardrobe.  We’re providing him with chic, stylish, head-to-toe outfitting and a compelling shopping environment that reflects the contemporary, sophisticated image of our brand.”

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for the change in the fair value of the Company’s warrants under ASC 815-40-15 and the exclusion of deemed dividend of $4.0M on Series A Convertible Preferred Stock. The Company believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that our management excludes when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, and performance measurement as these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of VLOV.  Accordingly, management excludes the change in the fair value of the Company’s warrants under ASC 815-40-15 and the deemed dividend on Series A Convertible Preferred Stock when making operational decisions. The Company believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand the Company’s financial performance in comparison to historical periods. In addition, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by our management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, our management compensates for these limitations by providing the relevant disclosure of the items excluded.

About VLOV, Inc.

VLOV, Inc., a leading lifestyle apparel designer based in China, designs, sources and markets VLOV brand fashion-forward apparel for men ages 15 to 34.  VLOV products are sold through 742 points of sale across northern, central and southern China.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes, expects, anticipate, optimistic, intend, will" or similar expressions.  The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in VLOV’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov . All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

Christine Greany
HC International, Inc.
858-523-1732
christine.greany@hcinternational.net

Howard Gostfrand
American Capital Ventures, Inc.
305-918-7000
hg@amcapventures.com